Exhibit 4.5

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ANY EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON, INCLUDING A PLEDGEE, UNLESS (i) EITHER
(A) A REGISTRATION STATEMENT WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (ii) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR "BLUE-SKY" LAWS.

No. ______________                                              For the Purchase
                                                       of up to __________shares
                                                                 of Common Stock


                               WARRANT TO PURCHASE

                                  COMMON STOCK

                                       OF

                          TNX TELEVISION HOLDINGS, INC.

                            (A DELAWARE CORPORATION)

         TNX Television Holdings, Inc., a Delaware corporation (the "Company"), for value received, hereby certifies that ______________________, or his, her or its permitted assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time at or before the earlier of 5:00 p.m. New York City local time on ____________ ___, 2009 (the "Expiration Date") and the termination of this Warrant as provided in
Section 6 hereof, up to __________________ shares of common stock, par value $0.001 per share, of the Company ("Common Stock"), at a purchase price per share equal to $____ per share (the "Base Price"), as adjusted upon the occurrence of certain events as set forth in Section 2 of this Warrant. The shares of Common Stock issuable upon exercise of this Warrant, and the purchase price per share, are hereinafter referred to as "Warrant Stock" and the "Purchase Price," respectively.

         1. Exercise.

                  1.1 Manner of Exercise; Payment in Cash. This Warrant may be exercised by the Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by the Holder, at the principal office of the Company, or at such other place as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. Payment of the Purchase Price shall be in cash or by certified or official bank check payable to the order of the Company.

                  1.2 Effectiveness. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1 above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1.3 below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

                  1.3. Delivery of Certificate(s). As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten (10) business days thereafter, the Company at its sole expense will cause to be issued in the name of, and delivered to, the Holder, or, subject to the terms and conditions hereof, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

                           (a) A certificate or certificates for the number of
                  full shares of Warrant Stock to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount determined pursuant to Section 1.4 hereof, and

                           (b) In case such exercise is in part only, a new
                  warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock (without giving effect to any adjustment therein) equal to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise as provided in Section 1.1 above.

                  1.4. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the fair market value of the Warrant Stock reasonably determined by the Board of Directors of the Company (and, in the case of a conversion of this Warrant, in accordance with Section 1.5(c)).

                  1.5      Right to Convert Warrant into Stock; Net Issuance.

                  (a) Right to Convert. Subject to Section 6, in addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Warrant Stock as provided in this Section 1.5 at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the Holder (without payment by the Holder of any Purchase Price or any cash or other consideration) that number of shares of fully paid and nonassessable Warrant Stock equal to the quotient obtained by dividing
         (X) the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in subsection (b) hereof), which value shall be determined by subtracting (A) the aggregate Purchase Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (B) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date (as herein defined) by
         (Y) the fair market value of one share of Warrant Stock on the Conversion Date (as herein defined).

         Expressed as a formula, such conversion shall be computed as follows:

         N = B-A
             ---
              Y

         where: N = the number of shares of Warrant Stock that may be issued to
                    Holder

                Y = the fair market value (FMV) of one share of Warrant Stock

                A = the aggregate Warrant Price (Converted Warrant Shares x
                    Purchase Price)

                B = the aggregate FMV (i.e., FMV x Converted Warrant Shares)

         No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share of the Conversation Date (as herein defined).

                  (b) Method of Exercise. The Conversion Right may be exercised by the Holder by the surrender of this Warrant at the principal office of the Company together with the Subscription Form in the form attached hereto duly completed and executed and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 1.5(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"), and, at the election of the Holder hereof, may be made contingent upon the occurrence of any of the events specified in
         Section 6. Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant (date the date hereof) evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the Holder within thirty (30) days following the Conversion Date.

                  (c) Determination of Fair Market Value. For purposes of this
         Section 1.5, "fair market value" of a share of Warrant Stock as of a particular date (the "Determination Date") shall mean:

                                    (1) If the Company's Common Stock is traded
                           on an exchange or is quoted on the Nasdaq National or Small Cap Market, then the closing price on the day before the Determination Date;

                                    (2) If the Company's Common Stock is not
                           traded on an exchange or on the Nasdaq National or Small Cap Market but is traded in the over-the-counter market, then the closing price on the day before the Determination Date;

                                    (3) In the event that the Determination Date
                           is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up with respect to the Warrant Stock under the Company's Certificate of Incorporation, then the fair market value per share of the Warrant Stock shall be determined by aggregating all amounts to be payable per share to holders of the Warrant Stock in the event of such liquidation, dissolution or winding up; or

                                    (4) In all other cases, the fair market
                           value per share of the Warrant Stock shall be determined in good faith by the Company's Board of Directors upon review of relevant factors.

         2. Certain Adjustments. The Purchase Price and the number of shares of Warrant Stock deliverable upon exercise of the Warrant shall be subject to adjustment from time to time as follows:

                           2.1 Subdivision, Reclassification or Change in Common Stock. In the event of any subdivision, reclassification or change of the Common Stock into a greater number or different class or classes of stock, the number of shares of Warrant Stock deliverable upon exercise of this Warrant shall be determined in accordance with the terms of the Certificate of Incorporation, and the Purchase Price for such Warrant Stock shall be proportionately reduced.

                  2.2 Consolidation, Reclassification or Change in Common Stock. In the event of any consolidation, reclassification or change of the Common Stock into a lesser number or different class or classes of stock, the number of shares of Warrant Stock deliverable upon exercise of this Warrant shall be determined in accordance with the terms of the Certificate of Incorporation, and the Purchase Price for such Warrant Stock shall be proportionately increased.

                  2.3 Reorganizations. If there shall occur any capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or change in par value), then, as part of any such reorganization, lawful provision shall be made so that the Holder shall have the right thereafter to receive upon the exercise of this Warrant the kind and amount of shares of stock or other securities or property which such Holder would have been entitled to receive if, immediately prior to any such reorganization, such Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder such that the provisions set forth in this Section 2 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

                  2.4 Merger, Consolidation or Sale of Assets. Subject to the provisions of Section 6, if there shall be a merger or consolidation of the Company with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Company or the acquisition by the Company of other businesses where the Company survives as a going concern), or the sale of all or substantially all of the Company's capital stock or assets to any other person, then as a part of such transaction, provision shall be made so that the Holder shall thereafter be entitled to receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from the merger, consolidation or sale, to which the Holder would have been entitled if the Holder had exercised its rights pursuant to this Warrant immediately prior thereto. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2 to the end that the provisions of this Section 2 shall be applicable after that event in as nearly equivalent a manner as may be practicable.

                  2.5 Certificate of Adjustment. When any adjustment is required to be made in the Purchase Price, the Company shall promptly mail to the Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Delivery of such certificate shall be deemed to be a final and binding determination with respect to such adjustment unless challenged by the Holder within ten (10) days of receipt thereof. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in this Section 2.

         3.       Compliance with Securities Act.

                  3.1 Unregistered Securities. The Holder acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock in the absence of (i) an effective registration statement under the Securities Act covering this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable "blue-sky" or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. The Company may delay issuance of the Warrant Stock until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or "blue-sky" laws).

                  3.2 Legend. Certificates delivered to the Holder pursuant to
         Section 1.3 shall bear the following legend or a legend in substantially similar form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT."

         4. Reservation of Stock. The Company agrees that, prior to the expiration of this Warrant, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer and free and clear of all preemptive rights and rights of first refusal.

         5. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

         6. Termination Upon Certain Events. If there shall be a merger or consolidation of the Company with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Company or the acquisition by the Company of other businesses where the Company survives as a going concern), or the sale of all or substantially all of the Company's capital stock or assets to any other person, or the liquidation or dissolution of the Company, then as a part of such transaction, at the Company's option, either:

                  (a) provision shall be made so that the Holder shall thereafter be entitled to receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from the merger, consolidation or sale, to which the Holder would have been entitled if the Holder had exercised its rights pursuant to this Warrant immediately prior thereto (and, in such case, appropriate adjustment shall be made in the application of the provisions of this Section 6(a) to the end that the provisions of
         Section 2 shall be applicable after that event in as nearly equivalent a manner as may be practicable); or

                  (b) this Warrant shall terminate on the effective date of such merger, consolidation or sale (the "Termination Date") and become null and void, provided that if this Warrant shall not have otherwise terminated or expired, (i) the Company shall have given the Holder written notice of such Termination Date at least twenty (20) business days prior to the occurrence thereof and (ii) the Holder shall have the right until 5:00 p.m., New York City local time, on the day immediately prior to the Termination Date to exercise its rights hereunder to the extent not previously exercised.

         7. Transferability. Without the prior written consent of the Company, this Warrant shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of this Warrant or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon this Warrant or such rights, shall be null and void.

         8. No Rights as Stockholder. Until the exercise of this Warrant, the Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

         9. Notices. All notices, requests and other communications hereunder shall be in writing, shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered mail, postage prepaid, return receipt requested. In the case of notices from the Company to the Holder, they shall be sent to the address furnished to the Company in writing by the last Holder who shall have furnished an address to the Company in writing. All notices from the Holder to the Company shall be delivered to the Company at its offices at 1811 Chestnut St., Suite 120, Philadelphia , PA 19103, Attention: Secretary, or such other address as the Company shall so notify the Holder. All notices, requests and other communications hereunder shall be deemed to have been given (i) by hand, at the time of the delivery thereof to the receiving party at the address of such party described above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notices is delivered to the courier service, or (iv) if sent by registered mail, on the fifth business day following the day such mailing is made.

         10. Waivers and Modifications. Any term or provision of this Warrant may be waived only by written document executed by the party entitled to the benefits of such terms or provisions. The terms and provisions of this Warrant may be modified or amended only by written agreement executed by the parties hereto.

         11. Headings. The headings in this Warrant are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions of this Warrant.

         12. Governing Law. This Warrant will be governed by and construed in accordance with and governed by the laws of Delaware without giving effect to the conflict of law principles thereof.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, by one of its officers thereunto duly authorized.

                                TNX TELEVISION HOLDINGS, INC.


                                By: ________________________________
                                    Name:
                                    Title:

                                    EXHIBIT A

                                  PURCHASE FORM

To:      TNX TELEVISION HOLDINGS, INC.

The undersigned pursuant to the provisions set forth in the attached Warrant hereby irrevocably elects to (check one):

         _____             (A) purchase ___________________ shares of Common
                           Stock, par value $0.001 per share, of TNX Television Holdings, Inc. (the "Common Stock"), covered by such Warrant and herewith makes payment of $_____________, representing the full purchase price for such shares at the price per share provided for in such Warrant; or

         _____             (B) convert ______________________ Warrant Shares
                           into that number of shares of fully paid and nonassessable shares of Common Stock, determined pursuant to the provisions of Section 1.5 of the Warrant.

         Common Stock for which the Warrant may be exercised or converted shall be known herein as "Warrant Stock."

         The undersigned is aware that Warrant Stock has not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. The undersigned understands that reliance by the Company on exemptions under the Securities Act is predicated in part upon the truth and accuracy of the statements of the undersigned in this Purchase Form.

         The undersigned represents and warrants that (i) he has been furnished with all information which he deems necessary to evaluate the merits and risks of the purchase of Warrant Stock, (ii) he has had the opportunity to ask questions concerning Warrant Stock and the Company and all questions posed have been answered to his satisfaction, (iii) he has been given the opportunity to obtain any additional information he deems necessary to verify the accuracy of any information obtained concerning Warrant Stock and the Company and (iv) he has such knowledge and experience in financial and business matters that he is able to evaluate the merits and risks of purchasing Warrant Stock and to make an informed investment decision relating thereto.

         The undersigned hereby represents and warrant that he is purchasing Warrant Stock for his own account for investment and not with a view to the sale or distribution of all or any part of Warrant Stock.

         The undersigned understands that because Warrant Stock has not been registered under the Securities Act, he must continue to bear the economic risk of the investment for an indefinite period of time and Warrant Stock cannot be sold unless it is subsequently registered under applicable federal and state securities laws or an exemption from such registration is available.

         The undersigned agrees that he will in no event sell or distribute or otherwise dispose of all or any part of Warrant Stock unless (i) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving Warrant Stock, or (ii) the Company receives an opinion legal counsel acceptable to the Company stating that such transaction is exempt from registration. The undersigned consents to the placing of a legend on his certificate for Warrant Stock stating: (i) that Warrant Stock has not been registered and setting forth the restriction on transfer contemplated hereby and that certain Investor Rights Agreement among the Company and the parties named therein; and (ii) to the placing of a stop-transfer order on the books of the Company and with any transfer agents against Warrant Stock until Warrant Stock may be legally resold or distributed without restriction.

         The undersigned has considered the federal and state income tax implications of the exercise of the Warrant and the purchase and subsequent sale of the Warrant Stock.

                                       _______________________________
                                       Signature

                                       _______________________________
                                       Print Name

                                       or

                                       Entity Name:_____________________

                                       By:_____________________________
                                       Signature

                                       _______________________________
                                       Print Name

                                       _______________________________
                                       Title